SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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USA Synthetic Fuel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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USA SYNTHETIC FUEL CORPORATION
 312 Walnut Street, Suite 1600
 Cincinnati, OH 45202

October 12, 2011

Dear Stockholder:

     We are pleased to invite you to the 2011 Annual Meeting of Stockholders of USA Synthetic Fuel Corporation (the “Company”), which will be held Friday, October 28, 2011 at 1:30 p.m. (EST) at the offices of Thompson Hine LLP, Suite 800, 1920 N Street, N. W. Washington, D.C. 20036.

     At the annual meeting, you will be asked to: (i) elect members of our board of directors to serve a one-year term each and (ii) ratify the appointment of KWCO, PC (formerly Killman, Murrell & Company, P.C.) as our Independent Registered Public Accounting Firm for fiscal year 2011.

     The enclosed notice and proxy statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our Annual Report, which was filed with the Securities and Exchange Commission on Form 10-K on April 19, 2011.  Copies of these reports are available for review at www.usasfc.com or may be mailed to you free of charge by requesting a copy by contacting us at 513-762-7870 or mailing a request to the USA Synthetic Fuel Corporation’s Investor Relations department located at USA Synthetic Fuel Corporation, 312 Walnut Street, Suite 1600, Cincinnati, OH 45202.

     We hope you will be able to attend the meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope so that your shares will be represented and voted at the meeting.

Sincerely,
/s/ Dr. Steven C. Vick
Dr. Steven C. Vick
President and Chief Executive Officer

USA SYNTHETIC FUEL CORPORATION
312 Walnut Street, Suite 1600
 Cincinnati, OH 45202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
FRIDAY, OCTOBER 28, 2011
1:30 p.m. EST

To our Stockholders:

     The Annual Meeting of Stockholders of USA Synthetic Fuel Corporation (the “Company”), will be held at 1:30 p.m. EST on October 28, 2011, at the offices of Thompson Hine LLP, Suite 800, 1920 N Street, N. W. Washington, D.C. 20036, for the following purposes:
1.	To elect three members of our Board of Directors to serve a one-year term each;

2.	To ratify the appointment of KWCO, PC as our Independent Registered Public Accounting Firm for fiscal year 2011; and

3.	To transact other business as may properly come before the meeting.

WHO MAY VOTE:

Stockholders of record of our common stock as of the close of business on September 21, 2011 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders will be available at the Annual Meeting and during the 10 days prior to the annual meeting at our principal executive offices located at 312 Walnut Street, Suite 1600, Cincinnati, OH 45202.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by mail to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

By order of the Board of Directors,
/s/ Lynne R. Graves
Lynne R. Graves
Corporate Secretary

October 12, 2011

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD.

TABLE OF CONTENTS
PROXY STATEMENT	1
RECORD DATE; QUORUM	2
VOTING PROCEDURES	2
SOLICITATION AND REVOCATION	2
PROPOSAL NO. 1	4
PROPOSAL NO. 2	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
EXECUTIVE COMPENSATION AND OTHER MATTERS	10
DIRECTOR COMPENSATION	10
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	11
CODE OF CONDUCT AND ETHICS	12
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	12
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	13
OTHER MATTERS	13

USA SYNTHETIC FUEL CORPORATION
 312 Walnut Street, Suite 1600, Cincinnati, OH 45202  (513)762-7870

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement, along with the accompanying notice of the 2011 Annual Meeting of stockholders (the “Annual Meeting”), contains information about the Annual Meeting of USA Synthetic Fuel Corporation, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 1:30 p.m. (EST) on Friday, October 28, 2011 at the offices of Thompson Hine LLP, Suite 800, 1920 N Street, N. W. Washington, D.C. 20036. In this proxy statement, we refer to USA Synthetic Fuel Corporation as “we,” “our,” “us” or the “Company.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the Annual Meeting.

On or about October 12, 2011, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of the proxy statement, we are also sending along with this proxy statement our 2010 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2010.

Important Notice Regarding the Availability of Proxy Materials for Our
 Annual Meeting to Be Held on Friday, October 28, 2011

This Proxy Statement and our 2010 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.amstock.com/proxyservices/viewmaterials.asp?CoNumber=16382. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2010 on the website of the Securities and Exchange Commission at www.sec.gov or on our website at http://www.usasfc.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: 312 Walnut Street, Suite 1600, Cincinnati, OH 45202,  Attention: Lynne R. Graves. Exhibits will be provided upon written request and payment of an appropriate processing fee.

RECORD DATE; QUORUM

Only holders of record of our common stock at the close of business on September 21, 2011 are entitled to vote at the Annual Meeting (the “Record Date”). As of the Record Date, approximately 75,027,361 shares of common stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the Annual Meeting. A quorum is present at the Annual Meeting if a majority of shares of common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES

The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders.

 If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

The vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the selection by the Audit Committee of KWCO, PC as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011 (Proposal 2).

Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

Proposal 1: A plurality of the votes duly cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available. Accordingly, votes withheld will have no effect in determining which director receives the highest number of votes. Additionally, the election of directors is not a matter on which a broker or other nominee is allowed to vote.

Proposal 2: The vote of holders of a majority of voting power held by the stockholders present in person or represented by proxy is required for the ratification of the selection of KWCO, PC as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the ratification of the appointment of the Independent Registered Public Accounting Firm for 2011 is a matter on which a broker or other nominee is allowed to vote. Broker non-votes will have no effect on the results of Proposal 2.

Properly executed proxies that do not contain voting instructions will be voted (1) FOR each of the nominees named below for election as director, (2) FOR ratification of KWCO, PC as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011, and (3) at the discretion of the proxy holders with respect to other matters that may come before the Annual Meeting.

Stockholders have the option to vote by telephone by following the instructions on the attached proxy card.

SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. You may change your vote by submitting a proxy card prior to the date of the Annual Meeting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse the related reasonable out-of-pocket expenses.

PROPOSAL 1 - ELECTION OF DIRECTORS

A board of three directors, constituting the entire Board of Directors, will be elected at the Annual Meeting by the stockholders of the Company to hold office until their successors have been elected and qualify. It is intended that, unless authorization to do so is withheld, the proxies will be voted “FOR” the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.

The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee	Age	Director Since	Principal Occupation

Harry H. Graves	55	December 2009	Chairman of the Board and Chief Financial Officer
Dr. Steven C. Vick	60	July 2010	Director, President and Chief Executive Officer
V. Daniel Magarian	51	July 2010	Director

Biographies

Harry H. Graves— Chairman of the Board and Chief Financial Officer. Mr. Graves is our Chief Financial Officer, a position he has held since July 2010.  He was appointed to our Board of Directors in December 2009, where he continues to serve as Chairman.   Mr. Graves is President and Chief Executive Officer of Global Energy, Inc. and has served in that capacity since the company’s founding in 1988. He has also served as a director of Global Energy since 1988.   Mr. Graves has served on the Steering Committee of the Coalition for the Green Bank, Washington, D.C. Mr. Graves was also the longest standing founding director of the Washington, D.C.-based Gasification Technologies Council, an organization formed to promote a better understanding of the potential role of gasification in the energy industry. Mr. Graves brings to the Company a wealth of knowledge in the gasification business, developed over twenty years with Global Energy, Inc.  Prior to 1988, Mr. Graves worked for Procter & Gamble Company in positions of increasing responsibility in the Boston, New York, Philadelphia and Minneapolis markets from 1978 to 1988, including Central Field Manager and Special Markets Manager at Procter & Gamble Company’s world headquarters in Cincinnati, Ohio. Mr. Graves earned a B.A. in economics from Trinity College in Hartford, Connecticut.

Dr. Steven C. Vick—Director, President and Chief Executive Officer.  Dr. Vick was appointed to our Board of Directors in July, 2010.  Dr. Vick also began serving as President and Chief Executive Officer for the Company in July 2010.  Dr. Vick is committed to the mission of the Company, and his background in technology development as well as gasification facility operations positions him well to help steer the direction of this development stage company.  In addition, he is Chief Technology Officer for Global Energy, Inc., a position he has held since March 2006, and has served as the President of Carbon Management Technologies LLC since February 2008. Dr. Vick has served in various capacities with Global Energy and its affiliated companies since August 1995, including General Manager at the Wabash River Gasification Facility, now known as SG Solutions LLC, from September 2003 to February 2006 when it was under Global Energy’s management, and Senior Vice President of Global Environmental, Ltd. from 1995 to 2003.   Before joining Global Energy, Dr. Vick served as the President of Trans-End Technology, a PCB disposal company, from June 1994 until April 1995. From 1977 until June 1994, Dr. Vick worked for Union Carbide Corporation’s chemical and polymers companies and UNISON Transformer Services, Inc., a Union Carbide Corporation subsidiary, in various positions of increasing responsibility, including Director of Research and Technology. Dr. Vick earned a PhD in inorganic chemistry from Massachusetts Institute of Technology.

V. Daniel Magarian—Director.  Mr. Magarian was appointed to our Board of Directors in July 2010.  In 2001, Mr. Magarian led the acquisition of EMI, and since 2001 has served as President and CEO of EMI Network, Inc., a marketing services company for which he has led the turnaround and growth.  Mr. Magarian has over 30 years leadership experience in developing, forming, merging and growing companies in both marketing/printing and transportation sectors.  Mr. Magarian brings his expertise in marketing to the Company as it seeks to position itself prominently in the clean energy economy. Prior to acquiring EMI, he took on a consulting role specializing in workout turnarounds, mergers and acquisitions, assisting companies with re-capitalization and strategic value enhancement.  He has served in management positions at Balmar Printing & Graphics, Professional Transportation Group and PTG Logistics where he was President and Partner, and was Managing Partner for Burke Strategic Partners, PLL prior to the acquisition of EMI Network.

Board Composition

Our Board of Directors currently consists of three directors (Mr. Magarian, Mr. Graves, and Dr. Vick), with Mr. Graves serving as the chairman of the board. The Board of Directors has approved an increase in board size to seven directors, which we expect to achieve over the next twelve months.    Although we are not presently required to have independent directors, our Board of Directors has determined that Mr. Magarian is “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2). We are not presently required to have independent directors.  If we become a listed issuer whose securities are listed on a national securities exchange or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

Board Meetings

In 2010, there were a total of six board meetings.  No director attended less than 75% of the meetings. We currently do not have a policy with regard to director attendance at annual meetings of stockholders, but plan to develop such a policy within the next twelve months.  There were no committee-only meetings, as committee business was discussed in the at-large board meetings.

Board Committees

Our Board of Directors has approved the creation of an audit committee, a compensation committee, and a nominating and governance committee, which at this time are each composed of the entire Board of Directors. Each of these committees has a charter approved and adopted by our Board of Directors and the committee.   The committee charters are posted on our website at www.usasfc.com.  While our Board of Directors currently consists of three directors, it has determined that, upon its expansion to seven directors, all of the individuals who will serve on these committees will be independent to the extent required by, or as defined under, the rules approved by the Securities and Exchange Commission (“SEC”) and the appropriate national exchange and, in the case of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  Until such time as our Board of Directors is expanded to seven directors, all three current directors are members of each board committee.

Audit Committee

The Board of Directors has an audit committee, consisting of Messrs. Graves, Magarian and Vick.  Upon the expansion of our board, we expect that one of the independent directors will serve as chair of the audit committee and that at least one will qualify as an “audit committee financial expert” within the meaning of the regulations of the SEC and NASDAQ Global Market rules.   The primary responsibilities of our audit committee include:

•	Appointing, approving the compensation of, and assessing the qualifications and independence of our independent registered public accounting firm, which currently is KWCO, PC.
•	Overseeing the work of our independent registered public accounting firm, including the receipt and assessment of reports from that firm.
•	Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures.
•	Preparing the audit committee report required by SEC rules to be included in our annual proxy statements.
•	Monitoring our internal control over financial reporting and our disclosure controls and procedures.
•	Reviewing our risk management status.
•	Establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns.
•	Meeting independently with our independent registered public accounting firm and management.
•	Monitoring compliance by our senior financial officers with our code of conduct and ethics.

All audit and non-audit services to be provided by our independent registered public accounting firm must be approved in advance by the audit committee.

Compensation Committee

The Board of Directors has a compensation committee, consisting of Messrs. Graves, Magarian and Vick. Mr. Magarian, an independent director, serves as the chair of the compensation committee. Upon expansion of the Board of Directors, none of the persons who will be members of our compensation committee will have ever been employed by us. The primary responsibilities of the compensation committee include:

•	Annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer.
•	Determining the compensation of our chief executive officer.
•	Reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our other executive officers.
•	Overseeing an evaluation of our executive officers.
•	Overseeing and administering our cash and equity incentive plans, if any.

Policies and Procedures

As of the date hereof, the Company has not established formal compensation objectives, policies and procedures with respect to our principal executive officer and our principal financial officer, as determined in accordance with applicable SEC rules.  We expect to establish such policies and procedures upon expansion of the board of directors, and creation of a fully independent compensation committee, which we expect to occur within the next twelve months.

We expect decisions regarding the compensation to be paid to our named executive officers to be made by our compensation committee and in accordance with its written charter, as outlined above.  We expect that the compensation committee will use information readily available within our industry to develop compensation packages for our named executive officers that will be allow us to attract and retain the best executive, professional and technical expertise for our industry, without hiring compensation consultants.  We do not expect our executive officers to have a role in recommending the amount of, or form of, executive compensation, except to the extent it will enable us to retain our named executive officers.

Nominating and Governance Committee

The Board of Directors has a nominating and governance committee, consisting of Messrs. Graves, Magarian and Vick.   The primary responsibilities of the nominating and governance committee include:

•	Identifying individuals qualified to become members of our Board of Directors.
•	Recommending to our Board of Directors the persons to be nominated for election as directors and to each of our board’s committees.
•	Reviewing and making recommendations to our Board of Directors with respect to management succession planning.
•	Developing, updating and recommending to our Board of Directors corporate governance principles and policies.
•	Overseeing the evaluation of our Board of Directors.
•	Reviewing and making recommendations to our Board of Directors with respect to director compensation.

Consideration of Director Candidates Recommended by Stockholders

At this time, the nominating committee does not have a formal policy for the consideration of director candidates submitted by the Company’s stockholders.  The Board of Directors believes this is appropriate due to the size of the board, which consists of three (3) individuals currently: two of whom (Mr. Graves and Dr. Vick) we believe have significant history and experience in the business area of the Company.  In addition, the concentration and distribution of common shares, and hence voting rights, at this time also supports this belief.  The board, however, does have an unofficial policy that it will consider director candidates submitted by Company stockholders.  Any such nomination, together with a statement of the nominee's qualifications and consent to be considered as a nominee and to serve if elected,, should be mailed to the Secretary of the Company no later than December 31, 2011, in order to be included in the proxy statement in connection with next year's Annual Meeting of Stockholders.  While our Board of Directors currently consists of three directors, it has determined that, upon its expansion to seven directors, it expects to adopt a formal policy for identifying, evaluating and considering director candidates, including nominees submitted by Company stockholders.  At this time, we do not anticipate there will be any differences in the manner in which the nominating committee evaluates nominees for directors based on whether the nominee is recommended by a stockholder, by the Board of Directors, or by other means.  Upon its expansion, the Board of Directors expects to adopt a set of specific minimum qualifications that the board of directors and the nominating committee believes must be met by any nominee for a position on the board of directors along with any specific qualities or skills the nominating committee believes are necessary for one or more of the Company’s directors to possess.  We expect, at a minimum, these qualifications should include the following characteristics:

•	The highest personal and professional ethics, integrity and values;
•	Broad-based skills and experience at an executive, policy-making level in business, academia, government or technology areas relevant to the Company’s activities;
•	A willingness to devote sufficient time to become knowledgeable about the Company’s business and to carry out his or her duties and responsibilities effectively; and
•	A commitment to serve on the Board for two years or more at the time of his or her initial election.

Other factors we believe should be included in the selection process as it is developed may include, but are not limited to, the following:
•	Experience in the technology areas relevant to the Company’s activities;
•	Experience as a director or executive officer of a public company;
•	Experience as an independent public accountant;
•	Significant academic experience in a field of importance to the Company;
•	Recent experience in an operating role at a large company; and
•	Other relevant information.

The Board of Directors currently does not have a policy in place which considers diversity in identifying nominees for director.  As the Board of Directors recognizes that diversity within corporations is important, we also plan on implementing a diversity policy concurrent with our board expansion to seven members.

Contacting the Board of Directors

Any stockholder who desires to contact our Board of Directors, committees of the Board of Directors or individual directors may do so by writing to:  USA Synthetic Fuel Corporation, 312 Walnut Street, Suite 1600, Cincinnati, OH 45202, Attention: Lynne R. Graves, Secretary. Mrs. Graves will direct such communication to the appropriate persons.

Board Leadership Structure and Role in Risk Oversight

The Company has put in place a leadership structure that is based on split responsibilities for the roles of Chairman of the Board and Principal Executive Officer.  Mr. Graves leads the Company’s Board of Directors as Chairman and Dr. Vick leads the Company as President and Chief Executive Officer.  This structure is designed to work well with independent directors that will comprise the balance of the board.  The Company is pursuing a high growth business plan with the commercial deployment of ultra clean btu converters across the United States.  Accordingly, the Company plans to add more independent directors to join our current independent director, Mr. Magarian, as business activity ramps up.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election as directors of the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee has appointed the firm of KWCO, PC (formerly Killman, Murrell & Company, P.C.) (“KWCO”) as the Independent Registered Public Accounting Firm to audit the consolidated financial statements of our Company and its subsidiaries for fiscal year 2011 and is asking the stockholders for ratification of the appointment. Stockholder ratification is not required by our Company’s bylaws or under any other applicable legal requirement. If the stockholders do not approve the selection of KWCO, the audit committee will reconsider the appointment.  KWCO does not expect to be present at the Annual Meeting.

As our Independent Registered Public Accounting Firm, KWCO would audit our consolidated financial statements for fiscal year 2011, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters. KWCO may also perform certain non-audit services for our Company. The audit committee has determined that the provision of the services provided by KWCO as set forth herein are compatible with maintaining KWCO’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules.

Audit Fees

KWCO, our principal accountant, billed us approximately $79,000 for professional services for the audit of our annual consolidated financial statements for the 2010 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2010 fiscal year and $25,000 for the 2009 fiscal year.

Audit-Related Fees

KWCO billed us approximately $8,000 for audit services related to the preparation of SEC filings, including the Form 10.

Tax Fees

In connection with tax services, KWCO did not perform professional services related specifically to tax compliance for the 2009 or 2010 fiscal year.

All Other Fees

KWCO did not bill us in the 2010 or 2009 fiscal years for any services or products other than Audit Fees and Tax Fees, as listed above.

Audit Committee Pre-Approved Policy

In accordance with audit committee policy and the requirements of law, all services provided by KWCO were pre-approved by the audit committee and all services to be provided by KWCO will be pre-approved. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

Required Vote and Board Recommendation

While approval of the Independent Registered Public Accounting Firm proposal is not required, the board seeks the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of KWCO, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of September 21, 2011 by each of the following:
•	each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially more than 5% of the common stock;

•	the executive officers named in the Summary Compensation Table in this proxy statement;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

The amounts and percentages are based on 75,027,361 shares of common stock issued as of September 21, 2011. As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of the Company, 312 Walnut Street, Suite 1600, Cincinnati, Ohio 45202.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage

5% Stockholders:
Fifth Third Bank Agent for T.H. Graves, P.F. Graves, J.H. Graves U/A Trust 3 dated December 1, 2005 (1)	9,000,000	12.00%
Lynne R. Graves (2)	33,555,430	44.72%

Executive Officers and Directors:
Harry H. Graves (3)	33,555,430	44.72%
Steven C. Vick	480,000	*
V. Daniel Magarian	2,255,344	3.01%

All executive officers and directors as a group:
(3 persons)	36,290,774	48.37%

Total Shares Outstanding:	75,027,361	100.00%

*	Less than 1%
(1)	Fifth Third Bank, 38 Fountain Square Plaza, Floor 17, Cincinnati, OH 45202.
(2)	Includes 29,435,860 shares beneficially owned by Mrs. Graves’ spouse.
(3)	Includes 4,119,570 shares beneficially owned by Mr. Graves’ spouse and 1,200,000 shares beneficially owned by The Belcaro Group of which Mr. Graves is a 40% owner.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The table set forth below summarizes for our named executive officers the compensation paid, accrued or granted, during or with respect to the fiscal years ended December 31, 2010 and 2009.

Name and Principal Position	Year	Salary		Total

Steven C. Vick	2010	$115,415	(1)	$115,415
President and Chief Executive Officer

Harry H. Graves	2010	$83,335	(2)	$83,335
Chief Financial Officer; Former President and Chief Executive Officer	2009	-		-

Glenn G. Wattley	2010	$145,835	(3)	$145,835
Former President and Chief Executive Officer

W. Brown Glenn, Jr Former Chief Executive Officer	2009	-	(4)	-

(1)  Dr. Vick has served as our President and Chief Executive Officer since July 21, 2010.  Dr. Vick has agreed to accrue his salary to assist the Company until the equity line funds become available. Dr. Vick was not an officer of the Company in 2009.

(2)  Mr. Graves served as our Chief Executive Officer and Chief Financial Officer from January 1, 2010 to March 4, 2010 and as our Chief Financial Officer from July 21, 2010 through present. Mr. Graves has agreed to accrue his salary to assist the Company until the equity line funds become available.

(3) Mr. Wattley served as our President and Chief Executive Officer from March 5, 2010 to July 20, 2010. In March 2011, Mr. Wattley received $100,000 and 6,250 shares of restricted stock.
(4) Mr. Glenn served as Chief Executive Officer from January 1, 2009 to December 31, 2009 and no compensation was earned or paid to him during such time.

Outstanding Equity Awards at Fiscal Year-End

 None.

Director Compensation

There are no standard compensation arrangements for our board members.   In 2010, no compensation or stock awards were awarded to or earned by any of our directors. In 2010, the Board of Directors considered a board compensation policy such that each non-employee member of our board of directors would be entitled to an annual fee of $35,000, which the director may elect to receive in cash or in shares of our common stock.  The Board of Directors has not approved the policy, but plans to reconsider it in the future.

We expect that in the future, our nominating and governance committee will determine the compensation and benefits for our Board of Directors in consideration for their services on the board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Harry H. Graves, Dr. Steven C. Vick, V. Daniel Magarian and the 5% holder Fifth Third Bank Trust all failed to file Section 16(a) Form 3 and Form 4s on a timely basis.  Messrs. Graves and Vick filed a Form 5 on August 24, 2011 and August 25, 2011, respectively.  Mr. Magarian and the Trust 3 have not yet filed any Section 16(a) reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions, since January 1, 2010, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and to which any related person had or will have a direct or indirect material interest:

In January 2010, Global Energy, Inc. distributed substantially all of its shares to its shareholders, pursuant to an Exchange Agreement.  Global Energy, Inc. remained a related party because our executive officer and chairman of our board of directors, Harry H. Graves, is also an executive officer and is beneficial holder of 46% of the stock of Global Energy, Inc.

On June 11, 2010, the Company entered into an agreement and acquired from Global Energy, Inc., a related party, all of the outstanding stock of Lima Energy. In exchange for Lima Energy stock, the Company has agreed to pay Global Energy, Inc. $6.4 million which represents the book value of construction-in-progress to date, and Global Energy, Inc. has retained a 50% equity interest in Gas 1, the first phase of the Lima Energy Project.  Payment of this consideration was made with a senior secured note to Global Energy, Inc. dated as of June 11, 2010, as amended.  The note carries a 7% per annum accrued interest, which is payable at the first to occur of $400 million in Lima Energy financing, an equity offering by the Company of $75 million or more, or September 30, 2011.  Because the construction in progress is located on land owned by the City of Lima and will only become available for use by the Company when funding for the project is obtained and certain other conditions are met, the entire investment in the asset has been considered impaired by the Company’s management and the Company recognized an impairment charge of $6.4 million in 2010.  Lima Energy has agreed that it will complete the project site purchase prior to engaging in any further construction activities at the project site.  Lima Energy is the project company for the Lima Energy Project, an ultra clean Btu Conversion project under development and initial construction in Lima, Ohio.  This Project is designed to convert solid hydrocarbons (petroleum coke, for example) in a closed system into low cost, clean energy products, such as synthetic natural gas, electricity, and H2, if demand for this product develops in the future.  The Project consists of three phases which are GAS 1, GAS 2, and Combined Cycle Gas Turbine (“CCGT”).  In addition, the Project will capture 100% of the CO2 produced during the synthetic natural gas manufacture, which the Company has a contract to sell to Cambridge Resources LLC, a wholly owned subsidiary of Carbon Management Technologies LLC (“CMT”) which is a joint venture between Global Energy, Inc. and HTC Purenergy  for full utilization in EOR and CCS.  CMT is considered a related party to the Company and Global Energy, Inc., as CMT is a joint venture between HTC Purenergy and Global Energy, Inc., 46% of the stock of which is beneficially held by Harry H. Graves, our chief financial officer and chairman of our board of directors, and since our chief executive officer, Dr. Steven C. Vick, is also an executive officer of CMT, while Cambridge Resources is a wholly owned subsidiary of CMT and, therefore, also is considered a related party.

On June 11, 2010, the Company, as a result of its acquisition of Lima Energy Company, became a party to the Engineering, Procurement and Construction Agreement between Lima Energy Company and Gasification Engineering Corporation, dated April 18, 2006 to provide the main Engineering, Procurement and Construction contractor services for the Lima Energy Project.  Gasification Engineering Corporation is considered a related party because our executive officer and chairman of our board of directors, Harry H. Graves, is also the chairman of the board and the sole shareholder of Gasification Engineering Corporation. The estimated cost of this agreement is $1.73 billion over the contract term, which includes the construction of all phases of the Lima Project.

For the period ended December 31, 2010, Global Energy, Inc. paid expenses on behalf of the Company of $145,000.  This amount is reflected in the financial statements attached to our annual report for fiscal year 2010 as additional paid-in-capital.

From January 1, 2010 through December 31, 2010, Global Energy, Inc. advanced $226,103 to the Company, which consisted of $147,734 for administrative and professional expenses as well as $78,369 for third-party expenses that were paid on behalf of the Company.

From January 1, 2011 through June 30, 2011, Global Energy, Inc. advanced $95,278 to the Company for administrative expenses.

Policies and Procedures with Respect to Related Party Transactions

As of the date hereof, our Board of Directors has not adopted formal written policies or procedures regarding the review, approval or ratification of related party transactions. The Company intends to adopt such policies and procedures in the next twelve months.  Such policies will include, among other things, descriptions of the types of transactions covered, the standards to be applied in reviewing such transactions, the process for review of such transactions, and the individuals on the Board of Directors or otherwise who are responsible for implementing the policies and procedures. Our audit committee, which will be comprised entirely of independent directors, will be responsible for such matters on an ongoing basis, consistent with its written charter.  Notice of the Company’s adoption of these policies and procedures will be given to all appropriate Company personnel.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.usasfc.com  and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 312 Walnut Street, Suite 1600, Cincinnati, OH 45202. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the national securities exchange which the Company trades.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under the Acts.

The Company’s Audit Committee hereby reports as follows:

1. The Company’s management has the primary responsibility for the financial statements and the reporting process, including establishing and monitoring the system of internal accounting controls. The Audit Committee, in their oversight role, has reviewed and discussed the audited financial statements with the Company’s management team.

2. Members of the Audit Committee have discussed with the Company’s internal auditors and its independent registered public accounting firm, KWCO, the overall scope of, and plans for, the Company’s audits. The Audit Committee has held discussions with the internal auditors and independent registered public accounting firm to discuss the Company’s financial reporting process and internal accounting controls in addition to other matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, as may be modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from KWCO required by applicable requirements of the Public Company Accounting Oversight Board regarding KWCO’s communications with the Audit Committee concerning independence, and has discussed with KWCO their independence.

4. The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at: http://www.usasfc.com/usasfc_dev/wp-content/uploads/2011/05/USASF-Audit-Committee-Charter1.pdf

5. The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, KWCO, the independent accounting firm, is required to confirm that the provision of such services does not impair their independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted elsewhere in this proxy were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

6. Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

For the Audit Committee:

Harry Graves (Chair) Steven Vick Daniel Magarian

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Any stockholder who intends to present a proposal (other than for director nominations) at the 2012 Annual Meeting of Stockholders, currently expected to occur in October 2012, must deliver the proposal to the Corporate Secretary, USA Synthetic Fuel Corporation, 312 Walnut Street, Suite 1600, Cincinnati, OH 45202, no later than June 14, 2012 if such proposal is to be considered for inclusion in our proxy materials for that meeting.

OTHER MATTERS

The board of directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

ANNUAL MEETING OF STOCKHOLDERS OF

USA SYNTHETIC FUEL CORPORATION

October 28, 2011

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON — You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16382

☐   Please detach along perforated line and mail in the envelope provided as soon as possible

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2
 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☐☐☐

							FOR	AGAINST	ABSTAIN
1.	To elect the following nominees to our board of directors to each serve a one-year term:				2.	Ratify the appointment of KWCO, PC as our Registered Public Accounting Firm for fiscal year 2011	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	☐ ☐ ☐	Harry H. Graves V. Daniel Magarian Dr. Steven C. Vick
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “ FOR ALL EXCEPT ” and fill in the circle next to each nominee you wish to withhold, as shown here:☐☐☐						MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐	☐

☐	▀

USA SYNTHETIC FUEL CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 28, 2011

     The undersigned stockholder of USA SYNTHETIC FUEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October12, 2011, and hereby appoints Lynne R. Graves as proxy, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of USA SYNTHETIC FUEL CORPORATION to be held on October 28, 2011 at the offices of Thompson Hine LLP, Suite 800, 1920 N Street, N. W. Washington, D.C. 20036, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

This Proxy, when executed, will be voted in the manner directed herein. If you do not specify below how you want your shares to be voted, this Proxy will be voted FOR the election of Directors and FOR Proposal 2. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

(Continued and to be signed on the reverse side)

☐	14475 ☐